Exhibit 99.1

MEDIA CONTACT

Heather Worley, 214.932.6827

heather.worley@texascapitalbank.com

INVESTOR CONTACT

Myrna Vance, 214.932.6646

myrna.vance@texascapitalbank.com

TEXAS CAPITAL BANCSHARES ANNOUNCES OPERATING RESULTS FOR Q3 2012

DALLAS – October 24, 2012 – Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the third quarter of 2012.

•	Net income increased 10% on a linked quarter basis and increased 50% from Q3 2011

•	EPS increased 5% on a linked quarter basis and increased 43% for the third quarter of 2012 as compared to the same quarter of 2011

•	Demand deposits increased 5% and total deposits increased 1% on a linked quarter basis and grew 27% and 22%, respectively, from Q3 2011

•	Loans held for investment increased 5% and total loans increased 8% on a linked quarter basis; and grew 24% and 30%, respectively, from Q3 2011

“Texas Capital experienced outstanding results for the third quarter of 2012,” said George Jones, CEO. “During the quarter we successfully completed offerings of equity and debt capital. By leveraging the new capital effectively with strong growth in loans, we have produced record earnings and excellent returns. We believe we are demonstrating the value of our business model and why Texas Capital has become the Best Business Bank in Texas.®”

FINANCIAL SUMMARY

(dollars and shares in thousands)

	Q3 2012	Q3 2011	% Change
QUARTERLY OPERATING RESULTS(1)
Net Income	$32,570	$21,710	50%
Diluted EPS	$.80	$.56	43%
ROA	1.40%	1.25%
ROE	17.27%	14.93%
Diluted Shares	40,756	38,435

BALANCE SHEET(1)
Total Assets	$9,881,362	$7,705,372	28%
Demand Deposits	2,114,279	1,661,125	27%
Total Deposits	6,717,579	5,486,463	22%
Loans Held for Investment	6,549,089	5,302,584	24%
Loans Held for Sale	2,818,622	1,909,567	48%
Total Loans	9,367,711	7,212,151	30%
Stockholders’ Equity	802,406	587,944	36%

(1)	Operating results, assets and loans are reporting from continuing operations

DETAILED FINANCIALS

Texas Capital Bancshares, Inc. reported net income from continuing operations of $32.6 million for the third quarter of 2012 compared to $21.7 million for the third quarter of 2011. On a fully diluted basis, earnings per common share from continuing operations were $.80 for the three months ended September 30, 2012, compared to $.56 for the same period last year. During the third quarter of 2012, we completed an equity offering of 2.3 million shares. The diluted share effect for the quarter was to increase diluted shares by 1.5 million shares, or 4 percent. The discussion below relates only to continuing operations.

Return on average equity was 17.27 percent and return on average assets was 1.40 percent for the third quarter of 2012, compared to 14.93 percent and 1.25 percent, respectively, for the third quarter of 2011.

Net interest income was $96.9 million for the third quarter of 2012, compared to $90.6 million in the second quarter of 2012 and $79.2 million for the third quarter of 2011. The net interest margin in the third quarter of 2012 was 4.36 percent, a 45 basis point decrease from the third quarter of 2011 and a 13 basis point decrease from the second quarter of 2012. The year over year decrease in net interest margin is due to the growth in loans with lower yields with an offsetting benefit of the reduction in funding costs. The growth in loans more than compensated for the reduction in yields and produced the strong growth in net interest income.

Average loans held for investment for the third quarter of 2012 were $6.3 billion, an increase of $1.1 billion, or 21 percent, from the third quarter of 2011 and an increase of $362.4 million, or 6 percent, from the second quarter of 2012. Average loans held for sale for the third quarter of 2012 increased $1.2 billion to $2.4 billion compared to the third quarter of 2011 and increased $369.6 million from the second quarter of 2012.

Average total deposits for the third quarter of 2012 increased $1.4 billion from the third quarter of 2011 and increased $407.9 million from the second quarter of 2012. For the same periods, the average balance of demand deposits increased $485.6 million, or 32 percent, to $2.0 billion from $1.5 billion during the third quarter of 2011 and increased $146.2 million, or 8 percent, from the second quarter of 2012.

In the third quarter of 2012, we experienced decreases in the ratios of non-performing assets and credit losses to loans held for investment. Credit costs, including the provision for credit losses and valuation charges related to other real estate owned (“OREO”) totaled $3.1 million in the third quarter of 2012 compared to $8.7 million in the third quarter of 2011 and $4.1 million in the second quarter of 2012. We recorded a $3.0 million provision for credit losses in the third quarter of 2012 compared to $7.0 million in the third quarter of 2011 and $1.0 million in the second quarter of 2012. At September 30, 2012, the combined reserve decreased to 1.18 percent of loans held for investment as compared to 1.32 percent at September 30, 2011 and 1.21 percent at June 30, 2012. In management’s opinion, the reserve is appropriate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. In the third quarter of 2012, net charge-offs were $1.2 million compared to net charge-offs of $6.3 million in the third quarter of 2011 and net charge-offs of $533,000 in the second quarter of 2012. Non-accrual loans were $57.3 million, or .87 percent of loans held for investment at the end of the third quarter of 2012, $66.7 million, or 1.26 percent, at the end of the third quarter of 2011 and $56.4 million, or .91 percent, at the end of the second quarter 2012. At September 30, 2012, total OREO was $19.1 million compared to $35.8 million at the end of the third quarter of 2011, and $27.9 million at the end of the second quarter of 2012. The OREO balance of $19.1 million at September 30, 2012 is stated net of a $4.7 million valuation allowance. The valuation charge for OREO reflected in non-interest expense was $64,000 in the third quarter of 2012 compared to $1.7 million in the third quarter of 2011 and $3.1 million in the second quarter of 2012.

Non-interest income increased $2.9 million during the third quarter of 2012, or 39 percent, compared to the same period of 2011 primarily related to a $2.0 million increase in brokered loan fees earned in the mortgage warehouse lending division.

Non-interest expense for the third quarter of 2012 increased $7.3 million, or 16 percent, to $53.5 million from $46.2 million in the third quarter of 2011. The increase is primarily related to a $5.4 million increase in salaries and employee benefits to $31.0 million from $25.6 million, which was primarily due to general business growth and costs of performance-based incentives resulting from the increase in stock price. Marketing expense and legal and professional expense increased $1.0 million and $1.3 million, respectively, from the third quarter of 2011 primarily due to general business growth. Allowance and other carrying costs for OREO expense decreased $1.6 million to $552,000, which included a $64,000 valuation expense during the third quarter of 2012. The $64,000 valuation expense in the third quarter of 2012 related to direct write-downs, compared to $1.7 million in valuation expense in the third quarter 2011, $61,000 of which related to direct write-downs and $1.6 million related to increasing the valuation allowance.

Stockholders’ equity increased by 36 percent from $587.9 million at September 30, 2011 to $802.4 million at September 30, 2012, primarily related to the offering of 2.3 million common shares for net proceeds of $87 million and retention of net income. In addition to the equity offering, we also completed a subordinated debt offering of $111 million, increasing our total regulatory capital by approximately $198 million. The Bank is well capitalized under regulatory guidelines and at September 30, 2012, the Company’s ratio of tangible common equity to total tangible assets was 7.9 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.

Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on Texas Capital’s current estimates or expectations of future events or future results. Texas Capital is under no obligation, and expressly disclaims such obligation, to update, alter or revise its forward-looking statements, whether as a result of new information, future events, or otherwise. A number of factors, many of which are beyond Texas Capital’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the prospectus supplements, the Annual Report on Form 10-K and other filings made by Texas Capital with the Securities and Exchange Commission (SEC).

TEXAS CAPITAL BANCSHARES, INC.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(Dollars in thousands except per share data)

	3rd Quarter 2012	2nd Quarter 2012	1st Quarter 2012	4th Quarter 2011	3rd Quarter 2011
CONSOLIDATED STATEMENT OF INCOME
Interest income	$102,011	$95,546	$93,131	$92,967	$83,263
Interest expense	5,156	4,906	4,902	4,820	4,065

Net interest income	96,855	90,640	88,229	88,147	79,198
Provision for credit losses	3,000	1,000	3,000	6,000	7,000

Net interest income after provision for credit losses	93,855	89,640	85,229	82,147	72,198
Non-interest income	10,552	10,462	9,190	8,994	7,603
Non-interest expense	53,521	53,973	52,276	50,353	46,186

Income from continuing operations before income taxes	50,886	46,129	42,143	40,788	33,615
Income tax expense	18,316	16,506	15,062	15,043	11,905

Income from continuing operations	32,570	29,623	27,081	25,745	21,710
Income (loss) from discontinued operations (after-tax)	(34)	(1)	4	(5)	(7)

Net income	$32,536	$29,622	$27,085	$25,740	$21,703

Diluted EPS from continuing operations	$.80	$.76	$.70	$.67	$.56
Diluted EPS	$.80	$.76	$.70	$.67	$.56

Diluted shares	40,755,733	39,141,544	38,914,241	38,609,094	38,435,386

CONSOLIDATED BALANCE SHEET DATA
Total assets	$9,881,362	$9,144,360	$8,559,917	$8,137,225	$7,705,372
Loans held for investment	6,549,089	6,234,692	5,792,349	5,572,371	5,302,584
Loans held for sale	2,818,622	2,408,032	2,255,281	2,080,081	1,909,567
Securities	107,288	114,964	123,828	143,710	142,895
Demand deposits	2,114,279	2,019,473	1,751,443	1,751,944	1,661,125
Total deposits	6,717,579	6,660,290	6,063,558	5,556,257	5,486,463
Other borrowings	2,046,169	1,609,039	1,657,728	1,768,116	1,451,894
Subordinated notes	111,000	—	—	—	—
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	802,406	680,705	647,341	616,331	587,944

End of period shares outstanding	40,580,283	38,114,012	37,912,054	37,666,291	37,457,762
Book value (excluding securities gains/losses)	$19.68	$17.75	$16.96	$16.24	$15.56
Tangible book value (excluding securities gains/losses)	$19.18	$17.22	$16.42	$15.69	$15.01

SELECTED FINANCIAL RATIOS
Net interest margin	4.36%	4.49%	4.54%	4.60%	4.81%
Return on average assets	1.40%	1.40%	1.33%	1.28%	1.25%
Return on average equity	17.27%	18.08%	17.36%	17.05%	14.93%
Non-interest income to earning assets	.47%	.52%	.47%	.47%	.46%
Efficiency ratio	49.8%	53.4%	53.7%	51.8%	53.2%
Efficiency ratio (excluding OREO valuation/write-down)	49.8%	50.3%	50.8%	50.7%	51.3%
Non-interest expense to earning assets	2.40%	2.67%	2.69%	2.62%	2.80%
Non-interest expense to earning assets (excluding OREO valuation charge)	2.40%	2.52%	2.55%	2.57%	2.70%
Tangible common equity to total tangible assets	7.9%	7.2%	7.3%	7.3%	7.3%
Tier 1 capital ratio	10.4%	9.5%	9.5%	9.6%	9.7%
Total capital ratio	12.6%	10.5%	10.4%	10.6%	10.7%
Tier 1 leverage ratio (1)	9.6%	9.0%	8.9%	8.8%	9.8%

(1)	Non-GAAP measure equal to end of period shareholders’ equity less goodwill and intangible assets divided by end of period total assets less goodwill and intangible assets.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	September 30, 2012	September 30, 2011	% Change
Assets
Cash and due from banks	$88,220	$83,489	6%
Interest-bearing deposits	60,971	37,080	64%
Securities, available-for-sale	107,288	142,895	(25)%
Loans held for sale	2,818,622	1,909,567	48%
Loans held for sale from discontinued operations	304	395	(23)%
Loans held for investment (net of unearned income)	6,549,089	5,302,584	24%
Less: Allowance for loan losses	73,722	67,897	9%

Loans held for investment, net	6,475,367	5,234,687	24%
Premises and equipment, net	11,280	11,596	(3)%
Accrued interest receivable and other assets	299,582	265,412	13%
Goodwill and intangibles, net	20,032	20,646	(3)%

Total assets	$9,881,666	$7,705,767	28%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$2,114,279	$1,661,125	27%
Interest bearing	4,171,405	3,204,985	30%
Interest bearing in foreign branches	431,895	620,353	(30)%

Total deposits	6,717,579	5,486,463	22%

Accrued interest payable	1,039	671	55%
Other liabilities	90,067	65,389	38%
Federal funds purchased	473,330	321,930	47%
Repurchase agreements	22,788	27,059	(16)%
Other borrowings	1,550,051	1,102,905	41%
Subordinated notes	111,000	—	100%
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	9,079,260	7,117,823	28%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares – 10,000,000
Issued shares	—	—	—
Common stock, $.01 par value:
Authorized shares – 100,000,000
Issued shares – 40,580,700 and 37,458,179 at September 30, 2012 and 2011, respectively	406	374	9%
Additional paid-in capital	447,104	346,405	29%
Retained earnings	351,026	236,043	49%
Treasury stock (shares at cost: 417 at September 30, 2012 and 2011)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	3,878	5,130	(24)%

Total stockholders’ equity	802,406	587,944	36%

Total liabilities and stockholders’ equity	$9,881,666	$7,705,767	28%

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
Interest income
Interest and fees on loans	$100,830	$81,692	$286,895	$223,241
Securities	1,125	1,524	3,635	5,050
Federal funds sold	2	3	7	36
Deposits in other banks	54	44	151	306

Total interest income	102,011	83,263	290,688	228,633
Interest expense
Deposits	3,378	3,191	10,332	11,479
Federal funds purchased	268	128	789	329
Repurchase agreements	3	2	10	6
Other borrowings	607	110	1,534	124
Subordinated notes	208	—	208	—
Trust preferred subordinated debentures	692	634	2,091	1,905

Total interest expense	5,156	4,065	14,964	13,843

Net interest income	96,855	79,198	275,724	214,790
Provision for credit losses	3,000	7,000	7,000	22,500

Net interest income after provision for credit losses	93,855	72,198	268,724	192,290
Non-interest income
Service charges on deposit accounts	1,684	1,585	4,912	4,976
Trust fee income	1,216	1,091	3,562	3,111
Bank owned life insurance (BOLI) income	549	533	1,658	1,595
Brokered loan fees	4,839	2,849	12,618	7,927
Other	2,264	1,545	7,454	5,629

Total non-interest income	10,552	7,603	30,204	23,238
Non-interest expense
Salaries and employee benefits	31,009	25,596	90,258	73,877
Net occupancy expense	3,653	3,367	10,936	10,120
Marketing	3,472	2,455	9,469	7,311
Legal and professional	4,916	3,647	12,237	10,634
Communications and technology	2,885	2,210	8,088	7,141
FDIC insurance assessment	1,332	1,465	4,497	5,948
Allowance and other carrying costs for OREO	552	2,150	7,706	7,203
Other	5,702	5,296	16,579	15,614

Total non-interest expense	53,521	46,186	159,770	137,848

Income from continuing operations before income taxes	50,886	33,615	139,158	77,680
Income tax expense	18,316	11,905	49,884	27,323

Income from continuing operations	32,570	21,710	89,274	50,357
Income (loss) from discontinued operations (after-tax)	(34)	(7)	(31)	(121)

Net income	$32,536	$21,703	$89,243	$50,236

Basic earnings per common share:
Income from continuing operations	$.82	$.58	$2.32	$1.35
Net income	$.82	$.58	$2.32	$1.35

Diluted earnings per common share:
Income from continuing operations	$.80	$.56	$2.25	$1.31
Net income	$.80	$.56	$2.25	$1.31

TEXAS CAPITAL BANCSHARES, INC.

SUMMARY OF LOAN LOSS EXPERIENCE

(Dollars in thousands)

	3rd Quarter 2012	2nd Quarter 2012	1st Quarter 2012	4th Quarter 2011	3rd Quarter 2011
Reserve for loan losses:
Beginning balance	$72,404	$71,992	$70,295	$67,897	$67,748
Loans charged-off:
Commercial	1,154	1,048	462	1,348	1,523
Real estate – construction	—	—	—	—	—
Real estate – term	284	56	559	2,438	5,049
Consumer	49	—	—	—	—
Leases	49	26	95	238	(16)

Total	1,536	1,130	1,116	4,024	6,556
Recoveries:
Commercial	132	191	159	390	109
Real estate – construction	10	—	—	—	5
Real estate – term	130	348	108	45	152
Consumer	18	3	5	4	1
Leases	16	55	16	171	36

Total recoveries	306	597	288	610	303

Net charge-offs	1,230	533	828	3,414	6,253
Provision for loan losses	2,548	945	2,525	5,812	6,402

Ending balance	$73,722	$72,404	$71,992	$70,295	$67,897

Reserve for off-balance sheet credit losses:
Beginning balance	$2,992	$2,937	$2,462	$2,274	$1,676
Provision for off-balance sheet credit losses	452	55	475	188	598

Ending balance	$3,444	$2,992	$2,937	$2,462	$2,274

Total reserves for credit losses	$77,166	$75,396	$74,929	$72,757	$70,171

Total provision for credit losses	$3,000	$1,000	$3,000	$6,000	$7,000

Reserve to loans held for investment(2)	1.13%	1.16%	1.24%	1.26%	1.28%
Reserve to average loans held for investment(2)	1.16%	1.22%	1.27%	1.30%	1.30%
Net charge-offs to average loans(1)(2)	.08%	.04%	.06%	.25%	.48%
Net charge-offs to average loans for last twelve months(1)(2)	.10%	.20%	.40%	.58%	.90%
Total provision for credit losses to average loans(1)(2)	.19%	.07%	.21%	.44%	.53%
Combined reserves for credit losses to loans held for investment(2)	1.18%	1.21%	1.29%	1.31%	1.32%

Non-performing assets (NPAs):
Non-accrual loans	$57,275	$56,433	$50,160	$54,580	$66,714
Other real estate owned (OREO) (4)	19,079	27,882	32,601	34,077	35,796

Total	$76,354	$84,315	$82,761	$88,657	$102,510

Non-accrual loans to loans(2)	.87%	.91%	.87%	.98%	1.26%
Total NPAs to loans plus OREO(2)	1.16%	1.35%	1.42%	1.58%	1.92%
Total NPAs to earning assets	.81%	.97%	1.01%	1.14%	1.40%
Reserve for loan losses to non-accrual loans	1.3x	1.3x	1.4x	1.3x	1.0x

Restructured loans	$9,145	$13,943	$12,582	$25,104	$24,963
Loans past due 90 days and still accruing(3)	$3,622	$4,421	$5,941	$5,467	$3,003

Loans past due 90 days to loans(2)	.06%	.07%	.10%	.10%	.06%

(1)	Interim period ratios are annualized.
(2)	Excludes loans held for sale.
(3)	At September 30, 2012, loans past due 90 days and still accruing includes premium finance loans of $2.7 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.
(4)	At September 30, 2012, OREO balance is net of $4.7 million valuation allowance.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

(Dollars in thousands)

	3rd Quarter 2012	2nd Quarter 2012	1st Quarter 2012	4th Quarter 2011	3rd Quarter 2011
Interest income
Interest and fees on loans	$100,830	$94,291	$91,774	$91,512	$81,692
Securities	1,125	1,203	1,307	1,408	1,524
Federal funds sold	2	4	1	1	3
Deposits in other banks	54	48	49	46	44

Total interest income	102,011	95,546	93,131	92,967	83,263
Interest expense
Deposits	3,378	3,482	3,472	3,471	3,191
Federal funds purchased	268	240	281	273	128
Repurchase agreements	3	4	3	4	2
Other borrowings	607	492	435	404	110
Subordinated notes	208	—	—	—	—
Trust preferred subordinated debentures	692	688	711	668	634

Total interest expense	5,156	4,906	4,902	4,820	4,065

Net interest income	96,855	90,640	88,229	88,147	79,198
Provision for credit losses	3,000	1,000	3,000	6,000	7,000

Net interest income after provision for credit losses	93,855	89,640	85,229	82,147	72,198
Non-interest income
Service charges on deposit accounts	1,684	1,624	1,604	1,504	1,585
Trust fee income	1,216	1,232	1,114	1,108	1,091
Bank owned life insurance (BOLI) income	549	588	521	500	533
Brokered loan fees	4,839	4,128	3,651	3,408	2,849
Other	2,264	2,890	2,300	2,474	1,545

Total non-interest income	10,552	10,462	9,190	8,994	7,603
Non-interest expense
Salaries and employee benefits	31,009	30,230	29,019	26,658	25,596
Net occupancy expense	3,653	3,679	3,604	3,537	3,367
Marketing	3,472	3,174	2,823	3,798	2,455
Legal and professional	4,916	3,330	3,991	4,362	3,647
Communications and technology	2,885	2,720	2,483	2,468	2,210
FDIC insurance assessment	1,332	1,596	1,569	1,595	1,465
Allowance and other carrying costs for OREO	552	3,812	3,342	2,383	2,150
Other	5,702	5,432	5,445	5,552	5,296

Total non-interest expense	53,521	53,973	52,276	50,353	46,186

Income from continuing operations before income taxes	50,886	46,129	42,143	40,788	33,615
Income tax expense	18,316	16,506	15,062	15,043	11,905

Income from continuing operations	32,570	29,623	27,081	25,745	21,710
Income (loss) from discontinued operations (after-tax)	(34)	(1)	4	(5)	(7)

Net income	$32,536	$29,622	$27,085	$25,740	$21,703

TEXAS CAPITAL BANCSHARES, INC.

QUARTERLY FINANCIAL SUMMARY – UNAUDITED

Consolidated Daily Average Balances, Average Yields and Rates

Continuing Operations

(Dollars in thousands)

	3rd Quarter 2012			2nd Quarter 2012			1st Quarter 2012			4th Quarter 2011			3rd Quarter 2011
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities – Taxable	$84,583	$881	4.14%	$91,623	$948	4.16%	$109,003	$1,041	3.84%	$109,761	$1,126	4.07%	$115,871	$1,214	4.16%
Securities – Non-taxable(2)	25,717	376	5.82%	26,817	393	5.89%	28,506	409	5.77%	30,065	434	5.73%	33,051	477	5.73%
Federal funds sold	9,360	2	0.09%	8,077	4	0.20%	6,848	1	0.06%	8,505	1	0.05%	20,864	3	0.06%
Deposits in other banks	64,859	54	0.33%	60,416	48	0.32%	49,470	49	0.41%	42,644	46	0.43%	36,495	44	0.48%
Loans held for sale	2,432,027	24,433	4.00%	2,062,449	21,087	4.11%	2,036,622	21,315	4.21%	2,093,883	22,332	4.23%	1,191,375	13,340	4.44%
Loans held for investment	6,313,263	76,397	4.81%	5,950,913	73,204	4.95%	5,660,993	70,459	5.01%	5,395,253	69,180	5.09%	5,219,496	68,352	5.20%
Less reserve for loan losses	72,373	—	—	71,779	—	—	70,261	—	—	67,214	—	—	66,215	—	—

Loans, net of reserve	8,672,917	100,830	4.63%	7,941,583	94,291	4.78%	7,627,354	91,774	4.84%	7,421,922	91,512	4.89%	6,344,656	81,692	5.11%

Total earning assets	8,857,436	102,143	4.59%	8,128,516	95,684	4.73%	7,821,181	93,274	4.80%	7,612,897	93,119	4.85%	6,550,937	83,430	5.05%
Cash and other assets	399,428			394,086			388,009			382,577			333,563

Total assets	$9,256,864			$8,522,602			$8,209,190			$7,995,474			$6,884,500

Liabilities and Stockholders’ Equity
Transaction deposits	$803,776	$247	0.12%	$694,463	$198	0.11%	$565,319	$140	0.10%	$429,980	$33	0.03%	$412,203	$52	0.05%
Savings deposits	2,922,852	2,185	0.30%	2,664,598	2,107	0.32%	2,535,412	2,083	0.33%	2,422,465	2,062	0.34%	2,253,123	1,664	0.29%
Time deposits	491,783	576	0.47%	584,581	831	0.57%	624,823	920	0.59%	534,441	927	0.69%	468,196	1,032	0.87%
Deposits in foreign branches	431,412	370	0.34%	444,478	346	0.31%	409,422	329	0.32%	578,728	449	0.31%	588,221	443	0.30%

Total interest bearing deposits	4,649,823	3,378	0.29%	4,388,120	3,482	0.32%	4,134,976	3,472	0.34%	3,965,614	3,471	0.35%	3,721,743	3,191	0.34%
Other borrowings	1,639,953	878	0.21%	1,428,575	736	0.21%	1,554,716	719	0.19%	1,588,198	681	0.17%	894,073	240	0.11%
Subordinated notes	12,065	208	6.86%	—	—	—	—	—	—	—	—	—	—	—	—
Trust preferred subordinated debentures	113,406	692	2.43%	113,406	688	2.44%	113,406	711	2.52%	113,406	668	2.34%	113,406	634	2.22%

Total interest bearing liabilities	6,415,247	5,156	0.32%	5,930,101	4,906	0.33%	5,803,098	4,902	0.34%	5,667,218	4,820	0.34%	4,729,222	4,065	0.34%
Demand deposits	2,010,694			1,864,456			1,700,390			1,659,132			1,525,087
Other liabilities	80,810			69,076			78,108			70,142			53,233
Stockholders’ equity	750,113			658,969			627,594			598,982			576,958

Total liabilities and stockholders’ equity	$9,256,864			$8,522,602			$8,209,190			$7,995,474			$6,884,500

Net interest income		$96,987			$90,778			$88,372			$88,299			$79,365
Net interest margin			4.36%			4.49%			4.54%			4.60%			4.81%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)	Taxable equivalent rates used where applicable.